Exhibit 10.6
ASSIGNMENT OF OPTION AGREEMENT
     THIS AGREEMENT is made and entered into on this 19th day of July, 2005, by and between Gage County Economic Development, Inc., a Nebraska corporation (hereinafter referred to as “Assignor”), and E Energy Adams, LLC, a Nebraska limited liability company (hereinafter referred to as “Assignee”).
     FOR VALUE RECEIVED, Assignor hereby sells, assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to one certain option agreement (“Option Agreement”), wherein Assignor is named as optionee and Robert L. and Peggy S. Snyder are named as optionors of the following described real property, to wit:
East Half of the Northwest Quarter of the Northeast Quarter (E 1/2 NW 1/4 NE 1/4 ); Southwest Quarter of the Northeast Quarter (SW 1/4 NE 1/4 ); Northwest Quarter of the Southeast Quarter (NW 1/4 SE 1/4 ); Northeast Quarter of the Southwest Quarter (NE 1/4 SW 1/4); and the Southeast Quarter of the Northwest Quarter (SE 1/4 NW 1/4), all in Section Seventeen (S17), Township Six North (T6N), Range Eight East (R8E) of the 6th P.M., Gage County, Nebraska, except the railroad right-of-way of record,
Consisting of 172.42 acres, more of less (herein “Premises”); and
A certain Easement of Record executed by M. James Platt, Trustee and individually, and Bernice R. Platt, Trustee and individually, and Abbie Wood, Trustee and individually, on or about the 1st day of November, 1995, and filed for record in Book 78, Page 769, in the Register of Deeds’ Office, Gage County, Nebraska on the 16th day of January, 1996 wherein a perpetual easement was granted over the East Twenty feet (20’) of the Southwest Quarter (SW 1/4) of the Southeast Quarter (SE 1/4) of Section Seventeen (S17), Township Six North (T6N), Range Eight East (R8E) of the 6th P.M., Gage County, Nebraska, for use as a driveway for ingress and egress in and to the Premises.
     This assignment is made subject to all of the terms and conditions of said Option Agreement and pursuant to the express consent of the optionors as evidenced hereafter. By its signature hereon, Assignee agrees to fulfill all of the terms and conditions of said Option Agreement.
     This Assignment, together with all of the terms, agreements, covenants and warranties contained herein, shall inure to and become binding upon the successors and assigns of the parties hereto.
     IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement on the day and year first written above.

ASSIGNOR: Gage County Economic Development, Inc.
By:	/s/ Paul D. Garrett

Its:

Subscribed and sworn to before me this 19th day of July, 2005.

[	Marlene Vetrovsky	]	/s/ Marlene Vetrovsky

[ [seal]	My Commission Expires	]	Notary Public in and for the State of Nebraska
[	April 28, 2009	]

ASSIGNEE: E Energy Adams, LLC
By:	/s/ Jack Alderman
Jack Alderman, President

Subscribed and sworn to before me this 21st day of July ,2005.

[	General Notary – State of Nebraska	]	/s/ Karl W. Gramann

[ [seal]	Karl W. Gramann	]	Notary Public in and for the State of Nebraska
[	My Comm. Exp. May 17, 2007	]
CONSENT TO ASSIGNMENT
     COMES NOW Robert L. Snyder and in accordance with his signature hereafter, hereby consents to the above assignment of Option Agreement dated 7-21, 2005.
     Dated this 21st day of July, 2005.

/s/ Robert L. Snyder
Robert L. Snyder

Subscribed and sworn to before me this 21st day of July, 2005.

[	General Notary – State of Nebraska	]	/s/ Donna M. Dorn

[ [seal]	Donna M. Dorn	]	Notary Public in and for the State of Nebraska
[	My Comm. Exp. July 21, 2009	]
CONSENT TO ASSIGNMENT
     COMES NOW Peggy S. Snyder and in accordance with her signature hereafter, hereby consents to the above assignment of Option Agreement dated 7-21, 2005.
     Dated this 21st day of July, 2005.

/s/ Peggy S. Snyder
Peggy S. Snyder

Subscribed and sworn to before me this 21st day of July, 2005.

[	General Notary – State of Nebraska	]	/s/ Donna M. Dorn

[ [seal]	Donna M. Dorn	]	Notary Public in and for the State of Nebraska
[	My Comm. Exp. July 21, 2009	]

3